EXHIBIT 99.3

EVERGREEN RESOURCES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 28, 2004

VOTING INSTRUCTIONS

VOTE BY INTERNET * PHONE * MAIL

Your vote is important. Please vote as soon as possible.

TO VOTE BY INTERNET
www.continentalstock.com
 Have this proxy card in hand when you access the above website. At “ContinentaLink” on the right side, select “Proxy Voting Log In.” Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
 Call toll-free (in the U.S.) 1-800-293-8533.
 Have this proxy card in hand when you call and follow the instructions.

Your internet or telephone vote works in the same manner as if you marked, signed and returned your proxy card by mail. Internet and telephone votes must be received by 5 p.m., Eastern time, on September 27, 2004.

If you vote via the internet or by telephone, please do not return the card below.

TO VOTE BY MAIL
 Mark, sign and date the proxy card below, detach it and return in the postage-paid envelope provided. Votes by mail must be received before the special meeting on September 28, 2004.

’FOLD AND DETACH HERE AND READ THE REVERSE SIDE’
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PROXY BY MAIL	Please mark	X
your votes like this

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
ITEM 1 — To approve the Agreement and Plan of Merger, dated as of May 3, 2004, among Pioneer Natural Resources Company, BC Merger Sub, Inc. and Evergreen Resources, Inc.

☐	FOR	☐	AGAINST	☐	ABSTAIN

ITEM 2 — To approve an adjournment of the meeting, if necessary, to solicit additional proxies in favor of item 1 above.

☐	FOR	☐	AGAINST	☐	ABSTAIN

IF YOU WISH TO VOTE BY INTERNET OR BY TELEPHONE PLEASE READ THE INSTRUCTIONS ABOVE.

Signature                                                                         Signature                                                                         Date
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

THANK YOU FOR VOTING.

’FOLD AND DETACH HERE AND READ THE REVERSE SIDE’
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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

EVERGREEN RESOURCES, INC.

The undersigned hereby constitutes and appoints Mark S. Sexton and Kevin R. Collins, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned’s shares of no par value common stock of Evergreen Resources, Inc., a Colorado corporation at the Special Meeting of Shareholders to be held on September 28, 2004, and any and all adjournments or postponement thereof, for the purposes of considering and acting upon the matters described on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)